As filed with the Securities and Exchange Commission on December 27, 2013

Investment Company Act File No. 811-22908

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☐
Amendment No. 2	☒

BLACKSTONE REAL ESTATE INCOME MASTER FUND

(Exact name of Registrant as Specified in Charter)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (212) 583-5000

Blackstone Real Estate Income Advisors L.L.C.

Judy Turchin, Esq.

345 Park Avenue

New York, New York 10154

(Name and Address of Agent for Service)

Copies to:

Sarah E. Cogan, Esq. Michael W. Wolitzer, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017	Judy Turchin, Esq. Blackstone Real Estate Income Advisors L.L.C. 345 Park Avenue New York, New York 10154

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in Registrant.

BLACKSTONE REAL ESTATE INCOME MASTER FUND

CROSS REFERENCE SHEET

PARTS A AND B

ITEM NO.	REGISTRATION STATEMENT CAPTION	CAPTION IN PART A OR PART B
1.	Outside Front Cover	Not Required
2.	Inside Front and Outside Back Cover Page	Not Required
3.	Summary of Fees and Expenses	Fee Table
4.	Financial Highlights	Not Required
5.	Plan of Distribution	Not Required
6.	Selling Shareholders	Not Required
7.	Use of Proceeds	Not Required
8.	Summary of Terms, Investment Objective and Strategies, Risks	General Description of the Registrant
9.	Management of the Master Fund	Management
10.	Description of Shares	Shares, Long-Term Debt and Other Securities
11.	Defaults and Arrears on Senior Securities	Not Applicable
12.	General Information - Legal Proceedings	Legal Proceedings
13.	Table of Contents of the Statement of Additional Information	Not Applicable
14.	Cover Page	Not Applicable
15.	Table of Contents	Not Applicable
16.	General Information and History	Not Applicable
17.	Investment Objective and Strategies, Additional Information on Investment Techniques of Investment Vehicles and Related Risks, Investment Policies, Fundamental Investment Policies	Investment Objective and Policies
18.	Management of the Master Fund, Management	Management
19.	Control Persons and Principal Holders of Securities	Control Persons and Principal Holders of Securities
20.	Investment Management and Other Services	Investment Advisory and Other Services
21.	Portfolio Transactions, Brokerage Allocation and Other Practices	Brokerage Allocation and Other Practices
22.	Tax Considerations, Taxes	Tax Status
23.	Financial Statements	Financial Statements

PART C

The information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of the Registration Statement.

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from the Registration Statement on Form N-2, including any subsequent amendments, of Blackstone Real Estate Income Fund (the “Feeder Fund I”), as initially filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2013 (the “Feeder Fund I’s Registration Statement on Form N-2”). The Feeder Fund I, Blackstone Real Estate Income Fund II (the “Feeder Fund II” and together with Feeder Fund I, the “Feeder Funds”) and Blackstone Real Estate Income Master Fund (the “Master Fund”) are organized in what is commonly referred to as a “master-feeder” structure. The Feeder Funds are the initial feeder funds in this “master-feeder” structure and the Master Fund anticipates that it may from time to time permit feeder funds in addition to the Feeder Funds to invest in the Master Fund.

ITEM 3.	FEE TABLE.

This table describes the fees and expenses that you will pay if you buy and hold common shares of beneficial interest, par value $0.001 (the “Common Shares”), in the Master Fund. Because the Master Fund has no operating history, many of these expenses are estimates.

Shareholder Transaction Expenses	Percentage of Offering Price
Sales Load	None
Maximum Repurchase Fee	None

Annual Expenses	Percentage of Net Assets Attributable to Common Shares (Assumes Leverage is Used)
Management Fee(1)	1.50%
Incentive Fee(2)	15.00%
Expense of Leverage(3)	0.50%
Other Expenses	0.35%
Total Annual Expenses (Excluding Incentive Fee)	2.35%

(1)	In consideration of the advisory and other services provided by Blackstone Real Estate Income Advisors L.L.C. (the “Investment Manager”) to the Master Fund pursuant to a management agreement, the Master Fund will pay the Investment Manager an annual fee, payable quarterly, in an amount up to 1.50% of the Master Fund’s Managed Assets. “Managed Assets” means net assets, plus the amount of leverage for investment purposes.

(2)	The Master Fund pays the Investment Manager a performance-based incentive fee (the “Incentive Fee”) promptly after the end of each fiscal year of the Master Fund. The Incentive Fee is determined as of the end of the fiscal year in an amount equal to 15% of the amount by which the Master Fund’s Net Capital Appreciation (as defined below) for each Fiscal Period (as defined below) ending within or coterminous with the close of such fiscal year exceeds the balance of the loss carryforward account and any allocated management fee expense for such fiscal period, without duplication for any Incentive Fees paid during such fiscal year. The Master Fund also pays the Investment Manager the Incentive Fee in the event a Fiscal Period is triggered in connection with a share repurchase offer by the Master Fund. For purposes of calculating the Incentive Fee, “Net Capital Appreciation” means, with respect to any Fiscal Period, the difference, if any, between (x) the sum of (i) the value of the Master Fund’s net asset value at the end of that Fiscal Period (prior to the Incentive Fee for such Fiscal Period) increased by the dollar amount of the Common Shares of the Master Fund repurchased during the Fiscal Period (excluding Common Shares to be repurchased as of the last day of the Fiscal Period after determination of the Incentive Fee), (ii) the amount of any dividends, distributions or withdrawals paid to shareholders during the Fiscal Period and not reinvested in additional Common Shares (excluding any dividends and other distributions to be paid as of the last day of the Fiscal Period), and (iii) the Management Fee expense and sales load (or other similar sales load) for that Fiscal Period, and(y) the sum of (i) the value of the Master Fund’s net asset value at the beginning of that Fiscal Period (prior to the management fee for such Fiscal Period), increased by the dollar amount of shares of the Master Fund issued during the Fiscal Period (excluding any shares issued in connection with the reinvestment of dividends and other distributions paid by the Master Fund) and (ii) the amount of any subscriptions to the Master Fund during that Fiscal Period. All calculations of Net Capital Appreciation will be made (without duplication) after deduction of all general, administrative and other operating expenses of the Master Fund (excluding the Incentive Fee) and any amounts necessary, in the Investment Manager’s sole discretion, as appropriate reserves for such expenses. “Fiscal Period” means each twelve-month period ending on the Master Fund’s fiscal year-end, provided that whenever the Master Fund conducts a share repurchase offer, each of the periods of time from the last Fiscal Period-end through the effective date of the repurchase offer and the period of time from the effective date of the repurchase offer through the next Fiscal Period-end also constitutes a Fiscal Period.

(3)	Assumes the annual interest rate on the amount borrowed is 1.5%. Assumes the use of leverage representing 33 1/3% of the Master Fund’s Managed Assets (as determined immediately after such leverage is incurred) at an annual expense rate of 1.5%, which is based on current market conditions. The Master Fund may use various forms of leverage, which may be subject to different expenses than those estimated above. The actual amount of expense borne by the Master Fund will vary over time in accordance with the level of the Master Fund’s use of leverage and variations in market conditions. Fees and expenses in respect of other forms of leverage that may be used by the Master Fund in the future will be indirectly borne by the holders of Common Shares.

The purpose of this table is to assist an investor in understanding the various costs and expenses that an investor in the Master Fund will bear directly or indirectly. The tables assume the reinvestment of all dividends and distributions at net asset value. For a more complete description of the various fees and expenses of the Master Fund, see the section entitled “Management of the Fund” in the Feeder Fund I’s prospectus included in the Feeder Fund I’s Registration Statement on Form N-2.

Example:

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$35	$108	$188	$417

The Example is based on the expenses set forth in the table above and should not be considered a representation of the Master Fund’s future expenses. Actual expenses of the Master Fund may be higher or lower than those shown. Moreover, the annual return may be greater or less than the hypothetical 5% return in the table above; if the annual return were greater, the amount of fees and expenses would increase.

Effects of Leverage

The following table illustrates the effect of leverage on the Master Fund’s Common Shares, assuming investment portfolio total returns (comprised of income and changes in the value of securities held in the Master Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Master Fund. See “Risks” in Feeder Fund I’s Registration Statement on Form N-2.

The table further reflects the issuance of leverage representing 33 1⁄3% of the Master Fund’s Managed Assets, the Master Fund’s currently projected annual interest rate on its leverage of 1.5%.

Assumed Portfolio Total Return (Net of Expenses)	(10)%	(5)%	0%	5%	10%
Master Fund Common Share Total Return	(15.75)%	(8.25)%	(0.75)%	6.75%	14.25%

Master Fund Common Share Total Return is composed of two elements: Master Fund Common Share distributions paid by the Master Fund (the amount of which is largely determined by the net investment income of the Master Fund after paying interest on its leverage) and gains or losses on the value of the securities the Master Fund owns. As required by SEC rules, the table above assumes that the Master Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Master Fund must assume that the distributions it receives from its investments are entirely offset by losses in the value of those investments.

ITEM 8.	GENERAL DESCRIPTION OF THE REGISTRANT.

The Master Fund is a closed-end, non-diversified, management investment company that was organized as a Delaware statutory trust on October 18, 2013. Interests in the Master Fund are being issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act of 1933, as amended (the “Securities Act”). Investments in the Master Fund may be made only by “accredited investors,” as defined in Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

The Master Fund’s investment objective is to seek long-term total returns, with an emphasis on current income, by primarily investing in a broad range of real estate-related debt instruments. Information on the Master Fund’s investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled “Investment Objective and Strategies” and “Risk Factors” in the Feeder Fund I’s prospectus included in the Feeder Fund I’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 9.	MANAGEMENT.

A description of how the business of the Master Fund is managed is incorporated herein by reference from the section entitled “Management of the Fund” in the Feeder Fund I’s prospectus included in the Feeder Fund I’s Registration Statement on Form N-2, to the extent applicable to the Master Fund. The following list identifies the specific sections of the Feeder Fund I’s prospectus under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference, to the extent applicable to the Master Fund.

Item 9.1(a)	Management of the Fund - Board of Trustees

Item 9.1(b)	Management of the Fund - Investment Manager

Item 9.1(c)	Management of the Fund - Investment Manager

Item 9.1(d)	Management of the Fund - Other Service Providers to the Fund and Master Fund

Item 9.1(e)	Management of the Fund - Other Service Providers to the Fund and Master Fund

Item 9.1(f)	Management of the Fund - Investment Manager

Item 9.1(g)	Not Applicable

Item 9.2(a)	Not Applicable

Item 9.2(b)	Not Applicable

Item 9.2(c)	Not Applicable

Item 9.2(d)	Not Applicable

Item 9.3	None

ITEM 10.	SHARES, LONG-TERM DEBT, AND OTHER SECURITIES.

ITEM 10.1	SHARES

The Master Fund is a statutory trust organized under the laws of Delaware pursuant to the Declaration of Trust dated as of October 18, 2013 as amended and restated by the Amended and Restated Agreement and Declaration of Trust, dated as of December 17, 2013 (the “Declaration of Trust”). The Master Fund is authorized to issue an unlimited number of Common Shares. Each Common Share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. The holders of the Common Shares will not be entitled to receive any distributions from the Master Fund unless all accrued interest, fees and distributions, if any, with respect to the Master Fund’s leverage have been paid, unless certain asset coverage tests with respect to the leverage employed by the Master Fund are satisfied after giving effect to the distributions and unless certain other requirements imposed by any rating agencies rating any preferred shares issued by the Master Fund have been met. All Common Shares are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Master Fund will send annual and semi-annual reports, including financial statements, when available, to all holders of its shares.

The Master Fund’s Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Master Fund or to change the composition of its Board of Trustees. This could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Master Fund. Such attempts could have the effect of increasing the expenses of the Master Fund and disrupting the normal operation of the Master Fund.

The Declaration of Trust grants special approval rights with respect to certain matters to members of the Board of Trustees who qualify as “Continuing Trustees,” which term means Trustees who either (i) have been members of the Board of Trustees for a period of at least thirty-six months (or since December 17, 2013, if less than thirty-six months) or (ii) were nominated to serve as members of the Board of Trustees by a majority of the Continuing Trustees then members of the Board of Trustees.

The Declaration of Trust requires the affirmative vote or consent of at least seventy-five percent (75%) of the Trustees and holders of at least seventy-five percent (75%) of the Master Fund’s shares (including common and preferred shares) to authorize certain Master Fund transactions not in the ordinary course of business, including a merger or consolidation, certain issuances or transfers by the Master Fund of the Master Fund’s shares (except as may be pursuant to a public offering, the Master Fund’s dividend reinvestment plan or upon exercise of any stock subscription rights), certain sales, transfers or other dispositions of the Master Fund assets, or any shareholder proposal regarding specific investment decisions, unless the transaction is authorized by both a majority of the trustees and seventy-five percent (75%) of the Continuing Trustees (in which case no shareholder authorization would be required by the Declaration of Trust, but may be required in certain cases under the Investment Company Act of 1940 (the “1940 Act”). The Declaration of Trust also requires the affirmative vote or consent of holders of a majority of the trustees and of holders of a majority of the outstanding voting securities of the Master Fund (as defined in the 1940 Act) to authorize a conversion of the Master Fund from a closed-end to an open-end investment company. Also, the Declaration of Trust provides that the Master Fund may dissolve upon the vote of a majority of the trustees and two-thirds of the Master Fund’s shares.

The trustees may from time to time grant other voting rights to shareholders with respect to these and other matters, certain of which are required by the 1940 Act.

The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control of the Master Fund by a third party. These provisions also provide, however, the advantage of potentially requiring persons seeking control of the Master Fund to negotiate with its management regarding the price to be paid and facilitating the continuity of the Master Fund’s investment objective and policies. The provisions of the Declaration of Trust and Bylaws described above could have the effect of discouraging a third party from seeking to obtain control of the Master Fund in a tender offer or similar transaction. The Board of Trustees has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of the Master Fund and its shareholders.

The foregoing is intended only as a summary and is qualified in its entirety by reference to the full text of the Declaration of Trust, which is on file with the SEC.

The Declaration of Trust provides that shareholders will have the same limitation of personal liability extended to stockholders of private, for profit corporations incorporated under the Delaware General Corporation Law.

For the purposes of calculating “a majority of the outstanding voting securities” under the Declaration of Trust, each class and series of the Master Fund will vote together as a single class, except to the extent required by the 1940 Act or the Declaration of Trust, with respect to any class or series of shares. If a separate class vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required.

The Board of Trustees has determined that provisions with respect to the Board of Trustees and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law (which does not mandate that shareholders have any particular right to vote upon) or the 1940 Act, are in the best interest of shareholders generally. For a more complete explanation, see the full text of these provisions in the Declaration of Trust, which is on file with the SEC.

In addition, the default fiduciary duties of the Board of Trustees may be modified as set forth in the Declaration of Trust of the Master Fund.

ITEM 10.2.	LONG-TERM DEBT.

Not applicable.

ITEM 10.3.	GENERAL.

Not applicable.

ITEM 10.4.	TAXES.

Information on the taxation of the Master Fund is incorporated by reference from the section entitled “Tax Considerations” in the Feeder Fund I’s prospectus included in the Feeder Fund I’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 10.5.	OUTSTANDING SECURITIES.

Title of Class	Amount Authorized	Amount Held by the Master Fund or for its Account	Amount Outstanding
Common Shares	unlimited	—	$200,000

ITEM 10.6.	SECURITIES RATINGS.

Not applicable.

ITEM 11.	DEFAULTS AND ARREARS ON SENIOR SECURITIES.

Not applicable.

ITEM 12.	LEGAL PROCEEDINGS.

Not applicable.

ITEM 13.	TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.

Not applicable.

PART B

Part B of this Registration Statement should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Fund I’s Registration Statement on Form N-2.

ITEM 14.	COVER PAGE.

Not applicable.

ITEM 15.	TABLE OF CONTENTS.

Not applicable.

ITEM 16.	GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 17.	INVESTMENT OBJECTIVE AND POLICIES.

Part A contains basic information about the investment objective, policies and limitations of the Master Fund. This Part B supplements the discussion in Part A of the investment objective, policies, and limitations of the Master Fund.

Information on the fundamental investment policies and the non-fundamental investment policies and limitations of the Master Fund, the types of investment techniques used by the Master Fund and certain risks attendant thereto, as well as other information on the Master Fund’s investment process, is incorporated by reference from the sections entitled “Investment Objective and Strategies” and “Risk Factors” in the Feeder Fund I’s prospectus, and from the sections entitled “Investment Objective and Techniques,” and “Fundamental Investment Policies” in the Feeder Fund I’s statement of additional information (the “Feeder Fund I’s SAI”), in each case included in the Feeder Fund I’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 18.	MANAGEMENT.

Approval of the Agreements with the Investment Manager

A discussion regarding the basis for the Board of Trustees’ approval of the Master Fund’s investment advisory agreement with the Investment Manager will be available in the Master Fund’s regular annual report.

Other Information

Information about the Incentive Fee, Trustees and officers of the Master Fund, their roles in the management of the Master Fund, the compensation of the Trustees, and the committees of the Master Fund is incorporated by reference from the sections titled “Management of the Fund” and “Management” in the Feeder Fund I’s prospectus and the Feeder Fund I’s SAI, respectively, included in the Feeder Fund I’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 19.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

Name	Address	Percentage of Ownership
Feeder Fund I	345 Park Avenue New York, New York 10154	50.00%

Feeder Fund II	345 Park Avenue New York, New York 10154	50.00%

To the extent that any investor is the beneficial owner of more than 25% of the outstanding securities of the Master Fund, such investor may be deemed to be a “control person” of the Master Fund for purposes of the 1940 Act.

ITEM 20.	INVESTMENT ADVISORY AND OTHER SERVICES.

Information on the investment management and other services provided for or on behalf of the Master Fund is incorporated herein by reference from the sections entitled “Management of the Fund” and “Management” in the Feeder Fund I’s prospectus and the Feeder Fund I’s SAI, respectively, and the section entitled “Investment Management and Other Services” in the Feeder Fund I’s SAI, included in the Feeder Fund I’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 21.	BROKERAGE ALLOCATION AND OTHER PRACTICES.

A description of the Master Fund’s brokerage allocation and other practices is incorporated herein by reference from the section entitled “Portfolio Transactions” in the Feeder Fund I’s prospectus and the section entitled “Brokerage Allocation and Other Practices” in the Feeder Fund I’s SAI, in each case included in the Feeder Fund I’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 22.	TAX STATUS.

Information on the taxation of the Master Fund is incorporated by reference from the section entitled “Tax Considerations” in the Feeder Fund I’s prospectus and the section entitled “Taxes” in the Feeder Fund I’s SAI, in each case included in the Feeder Fund I’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 23.	FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees and Shareholders of Blackstone Real Estate Income Master Fund:

We have audited the accompanying statement of assets and liabilities of Blackstone Real Estate Income Master Fund (the “Fund”) as of December 20, 2013, and the related statements of operations and changes in net assets for the period October 18, 2013 (date of inception) to December 20, 2013. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements referred to above presents fairly, in all material respects, the financial position of Blackstone Real Estate Income Master Fund as of December 20, 2013, the results of its operations and the changes in its net assets for the period October 18, 2013 (date of inception) to December 20, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York

December 26, 2013

Blackstone Real Estate Income Master Fund

Statement of Assets and Liabilities

As of December 20, 2013

ASSETS:
Cash	$200,000
Deferred offering costs	50,000

Total assets	$250,000

LIABILITIES:
Payable for offering costs	$50,000
Payable for organization costs	30,000

Total liabilities	$80,000

NET ASSETS	$170,000

COMPONENTS OF NET ASSETS:
Investors’ capital	$170,000

Shares of beneficial interest outstanding, par value $ 0.001	200

Net asset value per share	$850.00

See accompanying notes to financial statements.

Blackstone Real Estate Income Master Fund

Statement of Operations

For the Period October 18, 2013 (date of inception) to December 20, 2013

Fund Income:	$—

Fund Expenses:
Organization	30,000

Total Fund expenses	30,000

Net investment income (loss)	$(30,000)

See accompanying notes to financial statements.

Blackstone Real Estate Income Master Fund

Statement of Changes in Net Assets

For the Period October 18, 2013 (date of inception) to December 20, 2013

Increase in Net Assets:
Operations:
Net investment income (loss)	$(30,000)

Capital Transactions:
Contributions	200,000

Net Assets:
Total increase in net assets	170,000
Beginning of period	—

End of period	$170,000

Share Transactions:
Shares issued	200

See accompanying notes to financial statements.

Blackstone Real Estate Income Master Fund

Notes to Financial Statements

For the Period October 18, 2013 (date of inception) to December 20, 2013

1. ORGANIZATION

Blackstone Real Estate Income Master Fund (the “Master Fund”), a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), is a non-diversified, closed-end management investment company. Blackstone Real Estate Income Fund (the “Feeder Fund I”) and Blackstone Real Estate Income Fund II (the “Feeder Fund II” and together with Feeder Fund I, the “Feeder Funds”) invest substantially all of their assets in the Master Fund. The Master Fund’s investment objective is to seek long-term total return, with an emphasis on current income, by primarily investing in a broad range of real estate-related debt investments.

The investment manager of the Master Fund and Feeder Funds is Blackstone Real Estate Income Advisors L.L.C. (the “Investment Manager”), a registered investment advisor under the Investment Advisers Act of 1940, as amended. The Board of Trustees (the “Board” and each member a “Trustee”) of the Master Fund and Feeder Funds supervises the conduct of the Master Fund’s and Feeder Funds’ affairs and plans to enter into an investment management agreement with the Investment Manager (the “Investment Management Agreement”) on the date that the Feeder Funds’ registration statements are declared effective by the SEC, to manage the Master Fund’s and Feeder Funds’ day-to-day investment activities and operations.

The Master Fund has no operations to date other than matters relating to its organization and sale of 200 shares of beneficial interest in the Master Fund to the Feeder Funds at a net asset value of $1,000 per share.

2. BASIS OF PRESENTATION

The Master Fund’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are stated in U.S. dollars.

The preparation of the financial statements in accordance with U.S. GAAP requires management to make certain estimates and assumptions that affect the amount of reported assets, liabilities, and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates and these differences could be material.

3. SIGNIFICANT ACCOUNTING POLICIES

Cash

At December 20, 2013, the Master Fund held $200,000 at a major U.S. bank.

Contingencies

Under the Master Fund’s Amended and Restated Agreement and Declaration of Trust, dated and December 17, 2013, as amended, supplemented or otherwise modified from time to time (the “Declaration of Trust”), the Master Fund’s officers and each Trustee are indemnified against certain liabilities that may arise out of the performance of their duties to the Master Fund. Additionally, in the normal course of business, the Master Fund may enter into contracts that contain a variety of representations and indemnifications and expects the risk of loss to be remote.

Income Taxes

The Master Fund is classified as a partnership for federal income tax purposes. As such, each investor in the Master Fund is treated as the owner of its proportionate share of net assets, income, expenses and realized and unrealized gains and losses of the Master Fund. Therefore, no federal income tax provision is required. It is intended that the Master Fund will be managed so an investor in the Master Fund can satisfy the requirements of Subchapter M of the Internal Revenue code of 1986, as amended. The Master Fund plans to file U.S. Federal and various state and local tax returns.

Organization Costs

Organization costs associated with the establishment of the Master Fund were expensed by the Master Fund. Total estimated organizational expenses incurred through December 20, 2013 are $30,000.

Offering Costs

At December 20, 2013 the Master Fund had $50,000 payable to the Investment Manager for offering costs paid by the Investment Manager on behalf of the Master Fund. This amount is recorded as a Payable for offering costs in the Statement of Assets and Liabilities. Offering costs will be accounted for as a deferred charge until commencement of operations and thereafter amortized over 12 months on a straight-line basis.

4. FUND TERMS

Issuance of Shares

The Master Fund is authorized to issue an unlimited number of shares of beneficial interest, par value $.001 per share of the Master Fund (the “Shares”). No public market exists for the Shares, and none is expected to develop. The Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Declaration of Trust.

Repurchase of Shares

Repurchases will be made only at such times and on such terms as may be determined by the Master Fund’s Board of Trustees, in its sole discretion.

5. RELATED PARTY TRANSACTIONS

Management Fee

In consideration of the advisory and other services to be provided by the Investment Manager to the Master Fund pursuant to the Investment Management Agreement, the Master Fund will pay the Investment Manager an annual fee, payable quarterly and accruing monthly, in an amount equal to 1.50% of the Master Fund’s Managed Assets. “Managed Assets” means net assets, plus the amount of leverage for investment purposes.

Incentive Fee

The Master Fund accrues a performance-based incentive fee (the “Incentive Fee”) on a monthly basis throughout the fiscal year of the Master Fund. The Incentive Fee is paid to the Investment Manager promptly after the end of each fiscal year of the Master Fund. The Incentive Fee is determined as of the end of the fiscal year in an amount equal to 15% of the amount by which the Master Fund’s Net Capital Appreciation (as defined below) for each Fiscal Period (as defined below) ending within or coterminous with the close of such fiscal year exceeds the balance of the loss carryforward account and any allocated management fee expense for such fiscal period, without duplication for any Incentive Fees paid during such fiscal year. The Master Fund also pays the Investment Manager the Incentive Fee in the event a Fiscal Period is triggered in connection with a share repurchase offer by the Master Fund. For purposes of calculating the Incentive Fee, “Net Capital Appreciation” means, with respect to any Fiscal Period, the difference, if any, between (x) the sum of (i) the value of the Master Fund’s net asset value at the end of that Fiscal Period (prior to the Incentive Fee for such Fiscal Period) increased by the dollar amount of the Common Shares of the Master Fund repurchased during the Fiscal Period (excluding Common Shares to be repurchased as of the last day of the Fiscal Period after determination of the Incentive Fee), (ii) the amount of any dividends, distributions or withdrawals paid to shareholders during the Fiscal Period and not reinvested in additional Common Shares (excluding any dividends and other distributions to be paid as of the last day of the Fiscal Period), and (iii) the Management Fee expense and sales load (or other similar sales load) for that Fiscal Period, and (y) the sum of (i) the value of the Master Fund’s net asset value at the beginning of that Fiscal Period (prior to the management fee for such Fiscal Period), increased by the dollar amount of shares of the Master Fund issued during the Fiscal Period (excluding any shares issued in connection with the reinvestment of dividends and other distributions paid by the Master Fund) and (ii) the amount of any subscriptions to the Master Fund during that Fiscal Period. All calculations of Net Capital Appreciation will be made (without duplication) after deduction of all general, administrative and other operating expenses of the Master Fund (excluding the Incentive Fee) and any amounts necessary, in the Investment Manager’s sole discretion, as appropriate reserves for such expenses. “Fiscal Period” means each twelve-month period ending on the Master Fund’s fiscal year-end, provided that whenever the Master Fund conducts a share repurchase offer, each of the periods of time from the last Fiscal Period-end through the effective date of the repurchase offer and the period of time from the effective date of the repurchase offer through the next Fiscal Period-end also constitutes a Fiscal Period.

6. ADMINISTRATION AGREEMENTS

The Master Fund and Feeder Funds have entered into, or will enter into, administration, custody and transfer agency agreements (the “Administration Agreements”) with State Street Bank and Trust Company (“State Street”). State Street and/or its affiliates are responsible for certain matters pertaining to the administration, custody and transfer agency services of the Master Fund and the Feeder Funds, including, but not limited to: (a) maintaining corporate and financial books and records of the Master Fund and the Feeder Funds, (b) providing administration services and (c) performing other accounting and clerical services necessary in connection with the administration of the Master Fund and the Feeder Funds. The services performed by State Street may be completed by one or more of its affiliated companies.

7. CONCENTRATION OF CREDIT RISK

Cash at December 20, 2013 is on deposit at State Street, in its capacity as custodian.

8. SUBSEQUENT EVENTS

The Master Fund has evaluated the impact of subsequent events through the date of issuance of the financial statements and determined there were no subsequent events requiring adjustment to or disclosure in the financial statements.

Part C. Other Information

Item 25. Financial Statements and Exhibits

1.	Financial statements:

Included in Part A:	Not applicable.

Included in Part B:

Report of Independent Registered Public Accounting Firm

Statement of Assets and Liabilities as of December 20, 2013

Statement of Operations for the Period October 18, 2013 (date of inception) to December 20, 2013

Statement of Changes in Net Assets for the Period October 18, 2013 (date of inception) to December 20, 2013

Notes to Financial Statement for the Period October 18, 2013 (date of inception) to December 20, 2013

2.	Exhibits

a.1	Certificate of Trust of Blackstone Real Estate Income Master Fund (the “Registrant”), dated October 18, 2013.[1]

a.2	Declaration of Trust of the Registrant, dated October 18, 2013.[1]

a.3	Amended and Restated Declaration of Trust of the Registrant, dated December 17, 2013*

b.	Bylaws of the Registrant.*

c.	None

d.	See Article III (Shares), Article IV (Trustees), Article V (Shareholders’ Voting Powers and Meetings), Article VIII (Indemnification) and Article IX (Miscellaneous) of the Declaration of Trust of the Registrant (Exhibit a.2 hereto) and Article 10 (Shareholders’ Powers and Meetings) of the Bylaws of the Registrant (Exhibit (b) hereto).

e.	Dividend Reinvestment Plan*

f.	None

g.	Form of Investment Management Agreement between Registrant and Blackstone Real Estate Income Advisors L.L.C. (the “Investment Manager”).*

h.	None

i.	None

j.	Master Custodian Agreement between Registrant and State Street Bank and Trust Company.*

k.1	Form of Transfer Agency and Service Agreement between Registrant and State Street Bank and Trust Company.*

k.2	Form of Administration Agreement between Registrant and State Street Bank and Trust Company.*

m.	None

n.	Consent of Independent Registered Public Accounting Firm.*

o.	None

p.	None

q.	None

r.1	Code of Ethics of Registrant.*

r.2	Code of Ethics of the Investment Manager.*

s.	Power of Attorney*

*	Filed herewith.
[1]	Previously filed with the SEC as part of the Registration Statement under the 1940 Act on October 25, 2013, and hereby incorporated by reference.

Item 26. Marketing Arrangements

Not Applicable.

Item 27. Other Expenses of Issuance and Distribution

Legal fees	$70,000
Accounting expenses	$10,000

Item 28. Persons Controlled by or Under Common Control

None.

Item 29. Number of Holders of Securities

As of December 27, 2013, there were two holders of the Master Fund’s interests.

Item 30. Indemnification

Reference is made to Article 8 (Indemnification) of the Registrant’s Declaration of Trust, which is incorporated by reference herein.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”), may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Registrant’s Agreement and Declaration of Trust, its By-Laws or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 31. Business and Other Connections of Investment Adviser

Blackstone Real Estate Income Advisors L.L.C. is the investment manager to the Master Fund, and its business is summarized in Part A and Part B of this Registration Statement under the sections entitled “Management of the Fund” and “Investment Management and Other Services,” respectively. Information as to any other businesses, professions, vocations or employments of a substantial nature engaged in by officers of the Investment Manager during the last two fiscal years is incorporated by reference to Form ADV filed by the parent company of the Investment Manager with the SEC under the Investment Advisers Act of 1940, as amended.

Item 32. Location of Accounts and Records

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder will be maintained at the offices of the Investment Manager, 345 Park Avenue, New York, NY 10154, Attention: Secretary – Blackstone Real Estate Income Master Fund.

Item 33. Management Services

None.

Item 34. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 27th day of December, 2013.

BLACKSTONE REAL ESTATE INCOME MASTER FUND

By:	/s/ Michael Nash
Michael Nash
Chairman, Chief Executive Officer and President